SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: July 12, 2003


                              Energy Producers, Inc.
             (Exact name of registrant as specified in its charter)


              Nevada                  000-32507              88-0345961
      (State of Incorporation) (Commission File Number)    (IRS Employer
                                                         Identification No.)


                          Dennis R. Alexander, President
                              Energy Producers, Inc.
          7944 E. Beck Lane, Suite 200, Scottsdale, Arizona 85260-1774
          ------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (480) 778-0488
                    ----------------------------------------
              (Registrant's telephone number, including area code)






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Item 5.     Other Events and Regulation FD Disclosure
            -----------------------------------------

      On July 12, 2003, Energy Producers, Inc. (the "Company") entered into an extension of a letter of intent and first right of refusal to acquire the stock and or assets of Comanche Point Production Company ("Comanche"), a Nevada corporation, which was previously announced on April 30, 2003. Comanche is engaged in oil production operations in the Comanche Point oil field located in Kern County, Bakersfield California. There currently are 17 wells in place, 16 produce oil, and one well is an injection disposal well. The current oil production is at depths of 400 to 600 feet, and the leases cover all depths for above and below the existing producing zones. Should the acquisition become probable and conclude, the Company anticipates entering into a work-over program to enhance oil production by steam injection, the equipment for which is included in the potential acquisition, but not yet installed. There are locations for additional development on the leases in the Comanche Point oil field. According to reserve reports, productive sands are the Santa Margarita (Miocene) and Santa Margarita Transition (Miocene).

     The Company anticipates it will acquire 100% percent working interest (87.5% percent net revenue interest) in the wells, equipment and two leases covering approximately 425 acres for USD$350,000.00 and 20,000 restricted shares of the Company's common stock. The extension recently granted is valid through August 15, 2003. The Company does not anticipate substantial dilution of its stock as a result of the proposed acquisition.

     The transaction is subject to the Company completing its due diligence review, negotiation, obtaining financing, and execution of a definitive acquisition agreement, the approval of the respective boards directors and shareholders, and if so required, requisite third party consents and compliance with applicable regulatory requirements.

     The Company is moving forward with its strategic plan to increase cash flow, with the goal of reaching production levels of 105 barrels of oil per day minimum to 250 barrels of oil per day by the end of the fiscal year.

     Management has also been working to build strategic alliances with key oil and gas industry partners, individuals, firms, and projects.


     The Company's long term strategy continues to include: subsidiary operations for drilling and development of southern Arkansas area reserves; acquiring and developing potential resource related technologies; alternative energy research and development; and development of other business segments including real estate.

     As of July 15, 2003 management is in process of completing final negotiations to initiate a Private Placement Memorandum to accomplish the initial financing needed with a time frame of approximately 30 days to complete.

     Additional plans for growth are estimated to require $5,000,000 to $10,000,000. The Company is in discussion with two separate firms, one of which can provide for an SB2 type equity line of credit, and the second a debt type syndication. Estimated time frames are 60 days to 120 days from completion of the anticipated private placement.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995
--------------------------------------------------
This report contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this report and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Actual results may differ materially from the results anticipated, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things, the company's limited operating history, its limited financial resources, intense competition within the oil and gas industry, incapacity to market and develop its oil interests, difficulties and risks associated with operating in foreign jurisdictions, domestic and global economic conditions, and conditions of the equity markets. More information about the potential factors that could affect the company's business and financial results is and will be included in the company's filings with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                       By:   /s/  Dennis R. Alexander
                                             ------------------------
                                                  Dennis R. Alexander
                                                  President

Date:  July 16, 2003